Exhibit g.2.f

EXECUTION

AMENDMENT

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) dated May 22, 2019 is by and between Virtus Alternative Solutions Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Asset Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, Duff & Phelps Select MLP and Midstream Energy Fund Inc., Virtus Total Return Fund Inc., Virtus Global Dividend and Income Fund, Inc. and Virtus Global Multi-Sector Income Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Foreign Custody Manager Agreement dated as of March 21, 2014, as amended (the “FCM Agreement”) relating to BNY Mellon’s provision of foreign custody services.

B.	A Joinder to Foreign Custody Manager Agreement was entered into among the parties on December 1, 2018 and effective as of September 11, 2017 and an Amendment to Foreign Custody Manager Agreement was entered into among the parties on March 8, 2019 for the purpose of adding and/or removing certain Funds.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Annex I to the FCM Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Agreement shall have the same meanings as set forth in the FCM Agreement. In the event of a conflict between the terms hereof and the FCM Agreement this Agreement shall control.

(b)	As hereby amended and supplemented, the FCM Agreement shall remain in full force and effect.

EXECUTION

(c)	The FCM Agreement, as supplemented hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(e)	This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows]

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST
VIRTUS ASSET TRUST

VIRTUS RETIREMENT TRUST

VIRTUS VARIABLE INSURANCE TRUST

DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC.

VIRTUS TOTAL RETURN FUND INC.

VIRTUS GLOBAL DIVIDEND AND INCOME FUND, INC.

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

EXECUTION

ANNEX I

THIS ANNEX I, dated as of May 22, 2019, is the Annex I to that certain Foreign Custody Manager Agreement dated as of March 21, 2014, as amended, between each investment company on Annex I and The Bank of New York Mellon.

List of Funds and Series

Fund: VIRTUS ALTERNATIVE SOLUTIONS TRUST

Series:

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

Fund: VIRTUS EQUITY TRUST

Series:

Virtus KAR Capital Growth Fund

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus Rampart Enhanced Core Equity Fund

Virtus SGA Global Growth Fund

Virtus SGA Emerging Markets Growth Fund1

Virtus Tactical Allocation Fund

Fund: VIRTUS OPPORTUNITIES TRUST

Series:

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus Herzfeld Fund

Virtus Horizon Wealth Masters Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Cap Fund

Virtus Newfleet Bond Fund

Virtus Newfleet High Yield Fund

 1 Effective on or about June 14, 2019.

EXECUTION

Virtus Newfleet Low Duration Income Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Rampart Alternatives Diversifier Fund

Virtus Rampart Equity Trend Fund

Virtus Rampart Multi-Asset Trend Fund

Virtus Rampart Sector Trend Fund

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund

Fund: VIRTUS ASSET TRUST

Series:

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix Ultra-Short Bond Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Virtus WCM International Equity Fund

Fund: VIRTUS RETIREMENT TRUST

Series:

None

Fund: VIRTUS VARIABLE INSURANCE TRUST

Series:

EXECUTION

Virtus Duff & Phelps International Series

Virtus Duff & Phelps Real Estate Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series

Virtus Rampart Enhanced Core Equity Series

Virtus Strategic Allocation Series

Fund: DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND

INC. (formerly, Duff & Phelps Select Energy MLP Fund Inc.)

Fund: VIRTUS TOTAL RETURN FUND INC.

Fund: VIRTUS GLOBAL DIVIDEND AND INCOME FUND, INC.

Fund: VIRTUS GLOBAL MULTI-SECTOR INCOME FUND